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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 10, 2002


                               MOODY'S CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                      001-14037               13-3998945
(State or Other Jurisdiction           (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)


                                99 CHURCH STREET
                            NEW YORK, NEW YORK 10007
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 553-0300


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ITEM 5. OTHER EVENTS.

        Moody's Corporation ("Moody's") and XYZ Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Moody's, have entered into an Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002, with KMV LLC, a Delaware limited liability company, and KMV Corporation, a California corporation, whereby, subject to customary closing conditions and regulatory approvals, KMV LLC and KMV Corporation will become wholly-owned subsidiaries of Moody's (the "Acquisition"). The Acquisition was announced and further described in a press release issued by Moody's on February 11, 2002. The Agreement and Plan of Merger and Stock Purchase Agreement is being filed as Exhibit 2.1 to this report and is incorporated by reference into this
Item 5. The press release is being filed as Exhibit 99 to this report and is incorporated by reference into this Item 5.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) EXHIBITS.

        The following exhibits are filed with this Report:

           Exhibit No.                              Description

              2.1 Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002, by and among Moody's Corporation, XYZ Acquisition LLC, KMV LLC, KMV Corporation and the principal members of KMV LLC and the shareholders of KMV Corporation identified therein.

             99                    Press Release issued February 11, 2002.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             MOODY'S CORPORATION

                                             By: /s/ John J. Goggins

                                                 -------------------------------
                                                 John J. Goggins
                                                 Senior Vice President and
                                                 General Counsel

Date: February 22, 2002


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                                  EXHIBIT INDEX

 Exhibit No.                       Description

     2.1 Agreement and Plan of Merger and Stock Purchase Agreement, dated as of February 10, 2002, by and among Moody's Corporation, XYZ Acquisition LLC, KMV LLC, KMV Corporation and the principal members of KMV LLC and the shareholders of KMV Corporation identified therein.

    99         Press Release issued February 11, 2002.